PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT

THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (this “Agreement”) is entered into as of this 30th day of March 2010, by and among TECHNISCAN, INC., a Delaware corporation, with its principal place of business at 3216 South Highland Drive, Suite 200, Salt Lake City, Utah 84106 (“Debtor”), and BIOTEX PHARMA INVESTMENTS LLC, as collateral agent (the “Collateral Agent”) for the investors identified in the below referenced Purchase Agreement (collectively, together with their successors and assigns, the “Investors”).

WHEREAS, Debtor and the Investors are parties to a certain Note and Warrant Purchase Agreement dated as of March 30, 2010 (as amended, restated, supplemented or extended from time to time, the "Purchase Agreement”), and a Security Agreement dated as of March 30, 2010 (the "Security Agreement”), which provide for, among other things: (i) the Investors to extend certain loans to or for the account of the Debtor; (ii) the grant by the Debtor to the Investors of a security interest in all of the Debtor’s assets, including, without limitation, its patents, patent applications, trademarks, trademark applications, goodwill, service marks, trade names, trade styles, copyrights, copyright applications, mask works, trade-secrets information, and other proprietary rights, together with all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of any of the foregoing, as set forth in the Purchase Agreement and the other Transaction Documents (capitalized terms used herein and not otherwise defined have the respective meanings given in the Purchase Agreement); and (iii) the appointment of the Collateral Agent as collateral agent, for the benefit of the Investors, for purpose of this Agreement and the Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor and the Collateral Agent, for the benefit of the Investors, agree as follows:

1. Security Interest in Patents, Trademarks and Copyrights. To secure the complete and timely satisfaction of all of the Obligations (as that term is defined in the Security Agreement), the Debtor hereby grants and conveys to the Collateral Agent, for the benefit of the Investors, a security interest (having priority over all other security interests) with power of sale, to the extent permitted by law, in all of its now owned or existing, and hereafter acquired or arising:

(a)	patents and patent applications, including, without limitation, any invention and improvement to a patent or patent application, including without limitation those patents and patent applications listed on Schedule A (being sometimes referred to individually and/or collectively, the “Patents”);

(b)	trademarks, registered trademarks and trademark applications, trade names, trade styles, service marks, registered service marks and service mark applications including, without limitation, the registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule B and (i) all renewals thereof, (ii) all accounts receivable, income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements and dilutions thereof, and (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of the Debtor’s rights corresponding thereto throughout the world (all of the foregoing registered trademarks, trademark applications, trade names, trade styles, registered service marks and service mark applications, together with the items described in clauses (i)-(iv) in this Section 1(b), being sometimes hereinafter individually and/or collectively referred to as the “Trademarks”);

(c)	the goodwill of Debtor’s business connected with and symbolized by the Trademarks; and

(d)	copyrights, and copyright applications, including without limitation, those copyrights listed in Schedule C (being sometimes referred to individually and/or collectively as the “Copyrights”);

together with all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of the foregoing.

2. Recording of Patents and Trademarks. Debtor represents and warrants that (1) the patents and patent applications listed in Schedule A, and (2) the registered trademark and trademark applications described in Schedule B, have each been duly recorded in the U.S. Patent and Trademark Office (the “PTO”); and that no other patents, patent applications, trademarks, or trademark applications have been filed or recorded with the PTO in which the Debtor has an interest.

3. Recording of Copyrights. Debtor represents and warrants that the registered copyrights and copyright applications described in Schedule C have been duly recorded in the U.S. Copyright Office, and that no other copyrights or copyright applications have been recorded in the U.S. Copyright Office, in which the Debtor has an interest.

4. Restrictions on Future Agreements. Debtor will not, without the Collateral Agent’s prior written consent, enter into any agreement, including, without limitation, any license agreement, that is inconsistent with this Agreement, and Debtor further agrees that it will not take any action, and will use reasonable efforts not to knowingly permit any action to be taken by others subject to its control, including licensees, or knowingly fail to take any action, which would affect the validity or enforcement of the rights transferred to the Collateral Agent, for the benefit of the Investors, under this Agreement or the rights associated with those Patents, Trademarks and/or Copyrights which are in Debtor’s reasonable business judgment, necessary or desirable in the operation of Debtor’s business.

5. New Patents, Trademarks and Copyrights. Debtor represents and warrants that the Patents, Trademarks, and Copyrights listed on Schedules A, B, and C, include all of the patents, patent applications, trademark registrations, trademark applications, service marks registrations, service mark applications, registered copyrights and copyright applications, now owned or held by Debtor. If, prior to the termination of this Agreement, Debtor shall (i) create or obtain rights to any new patents, patent applications, trademarks, trademark registrations, trademark applications, trade names, trade styles, service marks, service marks registrations, or service mark applications, or (ii) become entitled to the benefit of any patent, patent application, trademark, trademark registration, trademark application, trade name, trade style, service mark, service mark registration, service mark application, the provisions of Section 1 above shall automatically apply thereto and Debtor shall give the Collateral Agent prompt written notice thereof. Debtor hereby authorizes the Collateral Agent to modify this Agreement by (a) amending Schedules A, B, and/or C, as the case may be, to include any future patents, patent applications, trademark registrations, trademark applications, service mark registrations, service mark applications, registered copyrights and copyright applications (whether or not any such notice from Debtor has been sent or received), and (b) filing, in addition to and not in substitution for this Agreement, a supplement or addendum to this Agreement containing the changes in the information set forth on Schedule A, B and/or C therein, as the case may be, and to take any action the Collateral Agent otherwise deems appropriate to perfect or maintain the rights and interest of the Collateral Agent, for the benefit of the Investor, under this Agreement.

6. Nature and Continuation of Security Interest; Notice to Third Parties. This Agreement has the effect of giving third parties notice of the Collateral Agent’s Security Interest in Debtor’s Patents, Trademarks and Copyrights. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Copyrights and shall remain in full force and effect until the Obligations have been paid and satisfied in full, including all obligations under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement).

7. Right to Inspect; Assignments and Security Interests. The Collateral Agent shall have the right, at any reasonable time upon prior written request and from time to time, to inspect Debtor’s premises and to examine Debtor’s books, records and operations relating to the Patents and the Trademarks, including, without limitation, Debtor’s quality control processes; provided, that in conducting such inspections and examinations, the Collateral Agent shall use reasonable efforts not to disturb unnecessarily the conduct of Debtor’s ordinary business operations. From and after the occurrence of an event of default, under the Purchase Agreement, or any other Transaction Documents (“Event of Default”), Debtor agrees that the Collateral Agent, or a conservator appointed by the Collateral Agent, shall have the right to take any action to renew or to apply for registration of any Patents, Trademarks and Copyrights as the Collateral Agent or said conservator, on its sole judgment, may deem necessary or desirable in connection with the enforcement of the Collateral Agent’s rights hereunder. Debtor agrees (i) except in accordance with Debtor’s reasonable business judgment, not to sell or assign its respective interests in the Patents, Trademarks and/or Copyrights without the prior written consent of the Collateral Agent and (ii) to maintain the quality of any and all products in connection with which the Patents, Trademarks and/or Copyrights are used, consistent with the quality of said products as of the date hereof.

8. Duties of Debtor. The Debtor shall have the duty to (i) prosecute diligently any patent application, trademark application or service mark application that is part of the Collateral pending as of the date hereof or thereafter until the termination of this Agreement, and (ii) preserve and maintain all of Debtor’s rights in the patents, patent applications, trademark applications, service mark applications and trademark and service mark registrations that are part of the Collateral. Any expenses incurred in connection with the foregoing shall be borne by Debtor. Debtor shall not, without thirty (30) days prior written notice to the Collateral Agent, abandon any Patent, Trademark or Copyright. The Collateral Agent shall not have any duty with respect to the Patents, Trademarks or Copyrights. Without limiting the generality of the foregoing, the Collateral Agent shall not be under any obligation to take any steps necessary to preserve rights in the Patents, Trademarks or Copyrights against any other parties, but may do so at its option during the continuance of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Debtor and added to the Obligations secured hereby and by the Security Agreement.

9. Collateral Agent’s Right to Sue. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, for the benefit of the Investors, to exercise all rights and remedies available at law or in equity. From and after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, but shall not be obligated, to bring suit or take any other action to enforce the Patents, Trademarks and Copyrights and, if the Collateral Agent shall commence any such suit or take any such action, the Debtor shall, at the request of the Collateral Agent, do any and all reasonable lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement. The Debtor shall, upon demand, promptly reimburse and indemnify the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 9 (including, without limitation, all attorneys’ fees). If, for any reason whatsoever, the Collateral Agent is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such costs and expenses shall be added to the Obligations secured hereby.

10. Waivers. The Debtor waives to the extent permitted by applicable law presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Debtor under this Agreement or any other Transaction Document. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Collateral Agent shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Collateral Agent. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Collateral Agent in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

11. Successors and Assigns. This Agreement shall be binding upon the Debtor, its respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity.

12. General; Term.

(a)	This Agreement may not be amended or modified except by a writing signed by the Debtor and the Collateral Agent, nor may the Debtor assign any of its rights hereunder. This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of Delaware (without giving effect to any conflicts of law provisions contained therein). In the event that any Collateral stands in the name of the Debtor and another or others jointly, as between the Collateral Agent and the Debtor, the Collateral Agent may deal with the same for all purposes as if it belonged to or stood in the name of the Debtor alone.

(b)	This Agreement and the security interests granted herein shall terminate on the date on which all payments under the Notes (as defined in the Purchase Agreement) have been indefeasibly paid or satisfied in full (including as a result of the conversion in full of the Notes) and all other Obligations have been paid or discharged (other than contingent indemnification obligations).

13. WAIVER OF JURY TRIAL; VENUE.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR, ARISING OUT OF: (A) THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE BORROWER AND THE LENDERS OR THE AGENT IN RESPECT OF THIS AGREEMENT.

THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THE OBLIGATIONS, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATING TO ANY TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE PURCHASE AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT COURT. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF DELAWARE UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF DELAWARE. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE AGENT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED, THE BORROWER CONDUCTS ACTIVITIES OR WHERE LEGAL PROCEEDINGS MAY BE NECESSARY IN ORDER TO COLLECT OR ENFORCE THE OBLIGATIONS OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:
In the Presence of: /s/ Steven Passey		TECHNISCAN, INC. By: /s/ David C. Robinson

Witness		Name: David C. Robinson Title: President and CEO COLLATERAL AGENT:
In the Presence of: /s/ Jill Kogar		BIOTEX PHARMA INVESTMENTS LLC By: /s/ Robert Kessler

Witness		Name: Robert Kessler Title: Member
STATE OF Utah	)

) SS.:
COUNTY OF Salt Lake	)

On the 29th day of March, in the year 2010, before me, the undersigned, a notary public in and for said state, personally appeared David C. Robinson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ E. Don Sutherland

STATE OF New York—)	Notary Public

) SS.:

COUNTY OF Nassau      )

On the 30th day of March, in the year 2010, before me, the undersigned, a notary public in and for said state, personally appeared Robert Kessler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Frank Carpentiere

Notary Public